News Release	For Immediate Release

Genesis Bioventures Announces Management Reorganization

New York, NY, April 26, 2006 – Genesis Bioventures, Inc. (GBI) - (OTCBB:GBIW) announced today that it has implemented the initial stage of its planned reorganization of the Company’s management and board of directors.

Mr. Douglas C. Lane, President of Experigen Management Company, has been appointed Interim Chief Executive Officer and President of the Company by the Board of Directors and will assume the position of Chairman of the Board of Directors until the next annual meeting of shareholders. Mr. Greg McCartney, former Chairman, President and CEO will continue as a business consultant to the Company and will remain a Director.

Concurrent with Mr. Lane’s appointment as Chief Executive Officer, Mr. Larry Pasemko, former Executive Vice President and Director and Mr. Lou McKinney, former Chief Financial Officer and Director, have resigned their positions as officers and directors effective March 31, 2006.

“We wish to pay special thanks to Mr. Pasemko, Mr. McKinney and Mr. McCartney for their years of service to Genesis Bioventures. Through their efforts the company was able to maintain its investment and commercial opportunities through extraordinary circumstances. I am pleased that Mr. McCartney will remain with the Company and as a Director,” said Mr. Lane.

The reorganization will continue in the coming months as we plan to add a management team from the investment, biotechnology, and pharmaceutical industries and retain outside directors with proven industry experience for the Company’s Board of Directors. We have already begun to construct an internationally recognized Scientific Advisory Board and an industry seasoned Corporate Advisory Board that will actively work with the management team to assist both of our portfolio investment companies, Biomedical Diagnostics and Prion Developmental Laboratories, commercialize their current products. We expect to add additional value to those companies and to GBI through business development and corporate development initiatives we plan to complete this year. Additionally, we plan to relocate our corporate offices to Los Angeles.

“I am pleased to have the opportunity to work with the Board of Directors to lead the Company’s reorganization, restructuring and continued commercial development. I wish to thank the investors and shareholders of the Company for their continued support and am eager to complete the Company’s restructuring and reorganization to lead GBI’s growth over the coming years,” Mr. Lane added.

“The appointment of Mr. Lane as Chairman and CEO of Genesis Bioventures is a proud moment for me as former head of the Company,” stated Greg McCartney. “I am confident that Mr. Lane’s qualifications and his commitment to the success of GBI will result in the Company’s future growth and profitability. I believe that the degree to which a company attracts quality people will one day measure the quality of that company, ” concluded Mr. McCartney.

About Experigen

Experigen is a management company retained by Genesis Bioventures, Inc. to develop and advance GBI’s investment portfolio, financing and operations. Mr. Lane is leading Genesis Bioventures’ corporate development and restructuring.

About Genesis Bioventures, Inc.

Genesis Bioventures, Inc. is a biomedical development corporation focusing on the development and marketing of novel diagnostics and therapeutics in oncology and neurodegenerative diseases.

This press release may contain statements that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “establish,” “project” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Genesis’ historical experience and its present expectations or projections. These risks include, but are not limited to: our ability to transition our corporate restructuring; to generate revenues and net income; ability to obtain personnel and directors familiar with investment, biotechnology, and pharmaceutical industries; commercialization of products through Biomedical Diagnostics and Prion Developmental Laboratories; our ability to become an industry leader; changes in economic conditions; the competitive environment within the biomedical industry; our ability to capture market share; the effectiveness of our advertising and marketing programs; our ability to raise additional capital; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:

GBI Investor Relations: (604) 542-0820, gbi@gnsbio.com, www.gnsbio.com

Experigen: (310) 443-4100, info@experigen.com, www.experigen.com